Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33690, 333-33676 and 333-35116) of Energizer Holdings, Inc. of our report dated November 15, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri

December 10, 2004